ONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included or made a part of this Form N1-A registration statement of the Everest3 Fund.

ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
November 1, 2000